UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL		35242
(Address of principal executive offices)		(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 19, 2015, Medical Properties Trust, Inc.’s (the “Company”) operating partnership, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (“MPT Finance” and, together with the Operating Partnership, the “Issuers”), completed a public offering of €500 million aggregate principal amount of their 4.00% Senior Notes due 2022 (the “Notes”). The Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by an Eighth Supplemental Indenture, dated as of August 19, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuers, the Company, the Trustee, Deutsche Bank Trust Company Americas, as paying agent (the “Paying Agent”), and Deutsche Bank Luxembourg S.A., as registrar and transfer agent (the “Registrar and Transfer Agent”).

Interest on the Notes will be payable annually on August 19 of each year, commencing on August 19, 2016. The Notes will pay interest in cash at a rate of 4.00% per year. The Notes mature on August 19, 2022. The Notes are redeemable in whole at any time or in part from time to time, at the Issuers’ option. If the Notes are redeemed prior to 90 days before maturity, the redemption price will be 100% of their principal amount, plus a make-whole premium, plus accrued and unpaid interest to, but excluding, the applicable redemption date. Within the period beginning on or after 90 days before maturity, the Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the applicable redemption date.

The Notes are fully and unconditionally guaranteed on an unsecured basis by the Company.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.

The Indenture contains restrictive covenants that, among other things, restrict the ability of the Issuers and their restricted subsidiaries to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) create liens; (vi) enter into transactions with affiliates; and (vii) merge, consolidate or transfer all or substantially all of their assets. The Issuers and their restricted subsidiaries are also required to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

The offering and sale of the Notes was made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Issuers’ and the Company’s effective registration statement on Form S-3 (File No. 333-190543), each of which has been filed with the Securities and Exchange Commission.

The Operating Partnership intends to use the net proceeds from the offering of the Notes to finance the remaining aggregate purchase price payable in connection with its previously announced acquisition of up to 35 healthcare facilities from the Median Kliniken group S.à r.l. (“MEDIAN”) and related financing and sale-leaseback transactions, to fund its previously announced investments in Italy and Spain, to repay borrowings made under its revolving credit facility and to pay fees and expenses related to the foregoing.

The foregoing is a summary description of certain terms of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture (including the form of Note included as an exhibit thereto). A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Trustee has in the past provided and may from time to time in the future provide trustee, registrar, exchange agent, paying agent and other services to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of August 19, 2015, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, Deutsche Bank Trust Company Americas, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and transfer agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 21, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Eighth Supplemental Indenture, dated as of August 19, 2015, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, Wilmington Trust, National Association, as trustee, Deutsche Bank Trust Company Americas, as paying agent, and Deutsche Bank Luxembourg S.A., as registrar and transfer agent.